EXELON [LOGO]

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News Release


From:    Exelon                                          FOR IMMEDIATE RELEASE
         Corporate Communications                        ---------------------
         P.O. Box 805379                                 September 27, 2001
         Chicago, IL  60680-5379


Contact: Don Kirchoffner for Media
         312.394.3001
         Linda Byus for Analysts/Investors
         312.394.7696
         Eunice Collins for Analysts/Investors
         312.394.8354


               Exelon Corporation Announces Lower Earnings Outlook


Chicago (September 27, 2001) -- As a result of economic and market weaknesses and volatile energy markets, Exelon is reducing its 2001 earnings guidance. Exelon previously issued guidance that its third quarter 2001 earnings per share
(EPS) would represent 30%-40% of its $4.50 EPS target for 2001. Exelon currently expects its third quarter earnings to be in a range of $1.10 to $1.20 per share. Pro forma third quarter 2000 EPS (assuming the merger occurred on January 1, 2000) was $1.27. Given reduced expectations for the third quarter and the recent economic uncertainty, Exelon's full year earnings guidance is being reduced to a range of $4.30 to $4.45 EPS. Exelon's core operations continue to perform well. The nuclear fleet has operated above target with a 96% capacity factor through August 31. Energy Delivery operations have provided improved reliability with below-budget expenditures, and merger-related synergies continue to be on target for $148 million in savings this year.

Factors influencing the company's results are as follows:

After very strong first and second quarters, weather-driven reductions in energy-market prices and volatility adversely affected Exelon Power Team performance in the third quarter. In addition, Generation recorded an increase in its reserves for litigation of $14 million in the quarter.

The company has identified approximately 450 positions for elimination above the 2,900 positions previously announced in conjunction with the merger. Additional severance charges will be incurred in the third and fourth quarters related to the 450 positions. In the third quarter the severance charge is approximately $30 million and the fourth quarter charge is estimated to be $18 million. As a result of these additional position eliminations, operating costs will be lower going forward.

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Exelon Enterprises has experienced weakness throughout the year in a number of its businesses related to the downturn in the telecommunications market. In the third quarter, it anticipates a $36 million write-down of its investment in Corvis, a telecommunications equipment manufacturer. The Corvis shares were received through venture capital fund investments. Margins in Exelon Infrastructure Services are greatly reduced, due to the fall-off in telecommunications infrastructure build-out across the country. Growth in this business group is severely restricted. The downturn has also limited new investment opportunities.

"Our performance in the first half of the year was very strong and exceeded the market's expectations. We are disappointed in the market conditions that affected power marketing and Enterprises. While we instituted cost-containment efforts to address the economic weaknesses in the third quarter, the revenue impact of recent events cannot yet be quantified," said Corbin A. McNeill, Co-CEO.

John Rowe, Exelon Co-CEO, said, "The world has changed significantly over the course of this year, but the fundamentals of our core businesses remain strong. We met our commitments to our customers by keeping the lights on and improving reliability. The original EPS target, while a significant challenge today, has the full focus and attention of Exelon's management."

Exelon expects to release third quarter results before the financial markets open on October 23, 2001.
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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussions and Analysis of Financial Condition and Results of Operations-- Outlook" in Exelon's 2000 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

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   Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately five million customers in Illinois and Pennsylvania and gas to 425,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services and energy services. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.